Exhibit 99.1

PRESS RELEASE	Contact:	Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (October 28, 2011) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced earnings of $6,470,000 for the quarter ended September 30, 2011. This compares with earnings of $1,000 the Company reported for the quarter ended September 30, 2010. Diluted earnings per share for the quarter ended September 30, 2011 were $0.40 compared to diluted earnings per share of $0.00 for the quarter ended September 30, 2010. Diluted earnings per share for the nine months ended September 30, 2011 and 2010 were $0.75 and $0.18, respectively, on earnings of $12,041,000 and $2,879,000, respectively.

Total assets of the Company increased $258,849,000 (11.6%) to $2,488,467,000 at September 30, 2011 from $2,229,618,000 at September 30, 2010. Total loans of the Company increased $122,835,000 (8.5%) to $1,575,627,000 at September 30, 2011 from $1,452,792,000 at September 30, 2010. Total deposits of the Company increased $231,682,000 (12.3%) to $2,120,223,000 at September 30, 2011 from $1,888,541,000 at September 30, 2010.

The following is a summary of the components of Company’s consolidated net income for the periods indicated:

	Three months ended September 30,		$ Change	% Change
(in thousands)	2011	2010
Net Interest Income	$22,007	$23,736	($1,729)	(7.3%)
Provision for loan losses	(5,069)	(10,814)	5,745	(53.1%)
Noninterest income	14,723	7,163	7,560	105.5%
Noninterest expense	(20,873)	(20,524)	(349)	1.7%
Provision for income taxes	(4,318)	440	(4,758)

Net income	$6,470	$1	$6,469

Included in the Company’s results for the three and nine month periods ended September 30, 2011 is the acquisition by Tri Counties Bank of the banking operations of Citizens Bank of Northern California (“Citizens”), Nevada City, California from the FDIC under a whole bank purchase and assumption agreement without loss sharing on September 23, 2011. The assets acquired and liabilities assumed in the Citizens acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method).

A summary of the net assets received in the Citizens acquisition, at their estimated fair values on September 23, 2011, is presented below:

Citizens
(in thousands)	September 23, 2011
Asset acquired:
Cash and cash equivalents	$80,707
Securities available-for-sale	9,353
Loans	167,484
Core deposit intangible	898
Foreclosed assets	8,412
Other assets	3,450

Total assets acquired	$270,304

Liabilities assumed:
Deposits	$239,899
Other borrowings	22,038
Other liabilities	792

Total liabilities assumed	262,729

Net assets acquired/bargain purchase gain	$7,575

As a result of the Citizens acquisition on September 23, 2011, the Company recorded a before-tax bargain purchase gain of $7,575,000 ($4,390,000 after-tax) representing the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed. The before-tax bargain purchase gain is recorded in noninterest income and the related tax effect ($3,185,000) is recorded in tax expense for the three and nine month periods ended September 30, 2011.

A summary of the estimated fair value adjustments resulting in the bargain purchase gain in the Citizens acquisition are presented below:

Citizens
(in thousands)	September 23, 2011
Cost basis net assets acquired	$26,682
Cash payment received from FDIC	44,140
Fair value adjustments:
Cash and cash equivalents	539
Loans	(57,745)
Foreclosed assets	(5,609)
Core deposit intangible	898
Deposits	(382)
Borrowings	(28)
Other	(920)

Bargain purchase gain	$7,575

The Company recorded a provision for loan loss of $5,069,000 during the three months ended September 30, 2011 compared to $10,814,000 during the three months ended September 30, 2010. This decrease in the provision from the year-ago period is mainly due to the continued stabilization of nonperforming originated loan totals and their related charge-offs when compared to the year-ago period. Loan charge-offs, net of recoveries, were $3,731,000 during the three months ended September 30, 2011 compared to $10,474,000 during the year-ago period.

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, in thousands)

	Three Months Ended
	30-Sep-11			30-Sep-10
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,410,151	$21,987	6.24%	$1,481,497	$24,489	6.61%
Investments - taxable	256,149	2,138	3.34%	262,323	2,386	3.64%
Investments - nontaxable	11,586	213	7.36%	13,445	251	7.47%
Federal funds sold	359,462	213	0.24%	302,843	200	0.26%

Total earning assets	2,037,348	24,551	4.82%	2,060,108	27,326	5.31%

Other assets, net	170,452			177,562

Total assets	$2,207,800			$2,237,670

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$408,954	275	0.27%	$387,398	582	0.60%
Savings deposits	639,476	331	0.21%	563,661	573	0.41%
Time deposits	389,161	937	0.96%	555,640	1,399	1.01%
Other borrowings	60,849	610	4.01%	61,926	608	3.93%
Trust preferred securities	41,238	312	3.03%	41,238	335	3.25%

Total interest-bearing liabilities	1,539,678	2,465	0.64%	1,609,863	3,497	0.87%

Noninterest-bearing deposits	427,808			386,978
Other liabilities	31,754			35,505
Shareholders’ equity	208,560			205,324

Total liabilities and shareholders’ equity	$2,207,800			$2,237,670

Net interest rate spread			4.18%			4.44%
Net interest income/net interst margin (FTE)		22,086	4.34%		23,829	4.63%

FTE adjustment		(79)			(93)

Net interest income (not FTE)		$22,007			$23,736

The operations of Citizens from September 23, 2011 to September 30, 2011 added approximately $271,000 and $14,000 to interest income and interest expense, respectively, and approximately $12,800,000 and $18,800,000 to average interest-earning asset and liability balances, respectively, during the three months ended September 30, 2011. These contributions to interest income and interest expense from the Citizens acquisition represent an average interest-earning asset yield of approximately 8.5%, and an average interest-bearing liabilities rate of 0.30%. The recognition of interest income from the acquired Citizens loans may fluctuate greatly depending on changes in actual and expected future cash flows of such loans. One week of activity may not be a good indicator of future activity.

As the operations of Citizens did not have a major impact on net interest income and net interest margin during the three months ended September 30, 2011, the change in net interest margin (FTE) from 4.63% during the three months ended September 30, 2010 to 4.34% in the current quarter is indicative of continued weak loan demand and investment yields that have been unattractive given their interest rate risk profile. As shown in the “Selected Financial Ratios” section of the tables below, the Company’s net interest margin has been stable and improving slightly over the last four quarterly periods beginning at 4.30% during the quarter ended December 31, 2010.

Noninterest income increased $7,560,000 to $14,723,000 during the three months ended September 30, 2011 when compared to the three months ended September 30, 2010. In addition to the $7,575,000 bargain purchase gain from the Citizens acquisition on September 23, 2011, the operations of Citizens from September 23, 2011 to September 30, 2011 added income of $28,000 to service charges on deposit accounts. The following table presents the key components of noninterest income for the periods indicated:

	Three months ended September 30,		$ Change	% Change
(in thousands)	2011	2010
Service charges on deposit accounts	$3,769	$3,565	$204	5.7%
ATM fees and interchange	1,780	1,578	202	12.8%
Other service fees	460	380	80	21.1%
Mortgage banking service fees	375	323	52	16.1%
Change in value of mortgage servicing rights	(800)	(609)	(191)	31.4%

Total service charges and fees	5,584	5,237	347	6.6%

Gain on sale of loans	598	1,090	(492)	(45.1%)
Commission on NDIP	542	239	303	126.8%
Increase in cash value of life insurance	450	426	24	5.6%
Change in indemnification asset	(289)	(20)	(269)	1345.0%
Gain on sale of foreclosed assets	82	55	27	49.1%
Bargain purchase gain	7,575	—
Other noninterest income	181	136	45	33.1%

Total other noninterest income	9,139	1,926	7,213	374.5%

Total noninterest income	$14,723	$7,163	$7,560	105.5%

Noninterest expense increased $349,000 to $20,873,000 during the three months ended September 30, 2011 when compared to the three months ended September 30, 2010. The operations of Citizens from September 23, 2011 to September 30, 2011 added $118,000 to salaries expense and $13,000 to other noninterest expense. There were no significant acquisition expenses associated with the Citizens acquisition recorded during the three months ended September 30, 2011. The following table presents the key components of noninterest expense for the periods indicated:

	Three months ended September 30,		$ Change	% Change
(in thousands)	2011	2010
Salaries	$7,480	$7,131	$349	4.9%
Commissions and incentives	1,848	294	1,554	528.6%
Employee benefits	2,602	2,473	129	5.2%

Total salaries and benefits expense	11,930	9,898	2,032	20.5%

Occupancy	1,521	1,524	(3)	(0.2%)
Equipment	949	990	(41)	(4.1%)
Change in reserve for unfunded commitments	0	0	0
Data processing and software	940	942	(2)	(0.2%)
Telecommunications	382	487	(105)	(21.6%)
ATM network charges	425	472	(47)	(10.0%)
Professional fees	462	662	(200)	(30.2%)
Advertising and marketing	607	490	117	23.9%
Postage	163	262	(99)	(37.8%)
Courier service	222	207	15	7.2%
Intangible amortization	20	85	(65)	(76.5%)
Operational losses	166	105	61	58.1%
Provision for foreclosed asset losses	306	1,130	(824)	(72.9%)
Foreclosed asset expense	215	97	118	121.6%
Assessments	517	824	(307)	(37.3%)
Other	2,048	2,349	(301)	(12.8%)

Total other noninterest expense	8,943	10,626	(1,683)	(15.8%)

Total noninterest expense	$20,873	$20,524	$349	1.7%

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2010. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 36-year history in the banking industry. It operates 41 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 76 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Statement of Income Data
Interest income	$24,472	$24,467	$24,434	$25,627	$27,233
Interest expense	2,465	2,714	2,730	3,036	3,497
Net interest income	22,007	21,753	21,704	22,591	23,736
Provision for loan losses	5,069	5,561	7,001	8,144	10,814
Noninterest income:
Service charges and fees	5,584	6,121	5,782	6,045	5,237
Other income	9,139	2,130	3,568	3,836	1,926
Total noninterest income	14,723	8,251	9,350	9,881	7,163
Noninterest expense:
Base salaries net of deferred loan origination costs	7,478	7,198	7,004	7,160	7,131
Incentive compensation expense	1,850	783	916	478	294
Employee benefits and other compensation expense	2,602	2,734	2,873	2,434	2,473
Total salaries and benefits expense	11,930	10,715	10,793	10,072	9,898
Other noninterest expense	8,943	9,380	8,878	9,398	10,626
Total noninterest expense	20,873	20,095	19,671	19,470	20,524
Income (loss) before taxes	10,788	$4,348	4,382	4,858	(439)
Net income	$6,470	$2,771	$2,800	$3,126	$1
Share Data
Basic earnings per share	$0.40	$0.17	$0.18	$0.20	$0.00
Diluted earnings per share	$0.40	$0.17	$0.17	$0.20	$0.00
Book value per common share	$13.19	$12.82	$12.72	$12.64	$12.66
Tangible book value per common share	$12.14	$11.82	$11.71	$11.62	$11.64
Shares outstanding	15,978,958	15,978,958	15,860,138	15,860,138	15,860,138
Weighted average shares	15,978,958	15,922,228	15,860,138	15,860,138	15,860,138
Weighted average diluted shares	16,006,358	15,953,572	16,023,589	16,009,538	15,972,826
Credit Quality
Nonperforming originted loans	$74,324	$73,720	$71,053	$75,987	$84,983
Guaranteed portion of nonperforming loans	3,287	3,496	3,736	3,937	4,131
Foreclosed assets, net of allowance	17,870	9,337	8,983	9,913	11,172
Loans charged-off	4,428	5,230	7,049	6,040	11,163
Loans recovered	697	407	701	1,698	689
Selected Financial Ratios
Return on average total assets	1.17%	0.51%	0.51%	0.56%	0.00%
Return on average equity	12.41%	5.39%	5.50%	6.14%	0.00%
Average yield on loans	6.24%	6.24%	6.22%	6.39%	6.61%
Average yield on interest-earning assets	4.82%	4.84%	4.84%	4.88%	5.31%
Average rate on interest-bearing liabilities	0.64%	0.71%	0.72%	0.76%	0.87%
Net interest margin (fully tax-equivalent)	4.34%	4.31%	4.31%	4.30%	4.63%

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Balance Sheet Data
Cash and due from banks	$522,636	$391,054	$406,294	$371,066	$398,191
Securities, available-for-sale	257,300	264,992	279,824	277,271	250,012
Federal Home Loan Bank Stock	11,124	9,199	9,133	9,133	9,157
Loans held for sale	10,872	4,379	2,834	4,988	9,455
Loans:
Commercial loans	154,257	140,531	131,242	141,902	149,743
Consumer loans	400,627	382,864	388,142	423,238	436,597
Real estate mortgage loans	978,492	828,757	823,563	807,482	821,562
Real estate construction loans	42,251	43,910	44,713	46,949	44,890
Total loans, gross	1,575,627	1,396,062	1,387,660	1,419,571	1,452,792
Allowance for loan losses	(45,300)	(43,962)	(43,224)	(42,571)	(38,770)
Foreclosed assets	17,870	9,337	8,983	9,913	11,172
Premises and equipment	19,717	20,142	18,552	19,120	18,947
Cash value of life insurance	51,891	51,441	50,991	50,541	49,972
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	1,353	475	495	580	665
Mortgage servicing rights	4,238	4,818	4,808	4,605	3,905
FDIC indemnification asset	4,473	4,545	6,689	5,640	5,098
Accrued interest receivable	7,397	6,549	6,941	7,131	7,318
Other assets	33,750	41,634	40,239	37,282	36,185
Total assets	2,488,467	2,176,184	2,195,738	2,189,789	2,229,618
Deposits:
Noninterest-bearing demand deposits	469,630	419,391	427,116	424,070	389,315
Interest-bearing demand deposits	425,281	401,040	406,060	395,413	383,859
Savings deposits	788,276	618,413	608,582	585,845	577,603
Time certificates	437,036	397,887	418,154	446,845	537,764
Total deposits	2,120,223	1,836,731	1,859,912	1,852,173	1,888,541
Accrued interest payable	1,815	1,865	2,044	2,151	2,368
Reserve for unfunded commitments	2,640	2,640	2,690	2,640	2,840
Other liabilities	28,808	29,561	30,262	29,170	26,721
Other borrowings	82,919	59,234	57,781	62,020	67,182
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,277,643	1,971,269	1,993,927	1,989,392	2,028,890
Total shareholders’ equity	210,824	204,915	201,811	200,397	200,728
Accumulated other comprehensive gain (loss)	3,468	2,644	1,086	1,310	3,606
Average loans	1,410,151	1,393,989	1,396,331	1,443,603	1,481,497
Average interest-earning assets	2,037,348	2,028,429	2,024,285	2,107,499	2,060,108
Average total assets	2,207,800	2,192,651	2,189,363	2,235,471	2,237,670
Average deposits	1,865,399	1,852,800	1,851,606	1,895,006	1,893,677
Average total equity	$208,560	$205,763	$203,535	$203,712	$205,324
Total risk based capital ratio	13.5%	14.6%	14.5%	14.2%	13.8%
Tier 1 capital ratio	12.2%	13.3%	13.2%	12.9%	12.6%
Tier 1 leverage ratio	10.5%	10.4%	10.3%	10.0%	9.9%
Tangible capital ratio	7.8%	8.7%	8.5%	8.5%	8.3%